Exhibit 99.1

Elanco Animal Health 2500 Innovation Way Greenfield, IN 46140

Media: Colleen Parr Dekker at (317) 989-7011 or colleen_parr_dekker@elanco.com

Investor Relations: Jim Greffet (317) 383-9935 or greffet_james_f@elanco.com

FOR IMMEDIATE RELEASE

Elanco Finalizes Acquisition of Aratana Therapeutics

GREENFIELD, IND. (July 18, 2019) — Elanco Animal Health Incorporated (NYSE: ELAN), today finalized the acquisition of Aratana Therapeutics (NASDAQ: PETX), a pet therapeutics company focused on developing and commercializing innovative therapeutics for dogs and cats, and developer of the first-of-its-kind canine NSAID for osteoarthritis, Galliprant®.

This transaction allows Elanco to capture the full value of growing product Galliprant®, in which Elanco has had the exclusive rights to develop, manufacture and commercialize since 2016. Additionally, Aratana contributes two additional products to Elanco’s portfolio: Entyce®, the only FDA-approved veterinary therapeutic to stimulate appetite in dogs, and Nocita®, a long-acting local anesthetic that provides up to 72 hours of post-operative pain relief following certain surgeries in dogs and cats. Aratana’s research and development pipeline will also contribute to Elanco’s efforts to sustain the introduction of novel and innovative companion animal therapeutics.

“Aratana’s strong position in the specialty market — with their current portfolio and pipeline — complements Elanco’s field presence and capitalizes on new opportunities for key existing Elanco pet therapy brands,” said Jeff Simmons, president and chief executive officer of Elanco. “This deal furthers Elanco’s value-generating IPP strategy (Innovation, Portfolio and Productivity) while continuing to bring great value to veterinarians and pet owners.”

Elanco has also begun the formation of a new commercial team dedicated to the veterinary specialty business into which the Aratana field force will transition. This specialty sales force makes Elanco unique — with a focus on serving an important and growing segment in veterinary care, and offering tailored products for the most complex and specialized approaches in veterinary medicine, like surgeries and oncology.

About Elanco

Founded in 1954, Elanco provides comprehensive products and knowledge services to improve animal health and food-animal production in more than 90 countries around the world. We value innovation, both in scientific research and daily operations, and strive to cultivate a collaborative work environment for more than 5,800 employees worldwide. Together with our customers, we are committed to raising awareness about global food security, and celebrating and supporting the human-animal bond. Our worldwide headquarters and research facilities are located in Greenfield, Indiana.

Statements in this document that are not strictly historical, including statements regarding benefits of the acquisition of Aratana, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be

“forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things, the possibility that the integration of Aratana’s business and operations with those of Elanco may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Aratana’s or Elanco’s existing businesses, and other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus mailed to Aratana’s stockholders in connection with the transaction. For further discussion of these and other risks and uncertainties, see Elanco’s most recent filings with the United States Securities and Exchange Commission. Except as required by law, Elanco undertakes no duty to update forward-looking statements to reflect events after the date of this release.

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